UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 27, 2016
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600 Dallas, Texas 75225
(Address of principal executive offices) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On January 27, 2016, Energy Transfer Partners, L.P. (the “Partnership”) issued a press release announcing a $750 million reduction in its expected growth capital expenditures for 2016, as well as an update to the Partnership’s planned financing activities for 2016.
Item 7.01. Regulation FD Disclosure.
On January 27, 2016, the Partnership issued a press release announcing a cash distribution of $1.055 per unit ($4.22 annualized) on ETP common units for the quarter ended December 31, 2015, and updates to the Partnership's expected growth capital expenditures and planned financing activities for 2016.
A copy of the press release is set forth in Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 8.01. Other Events.
On January 27, 2016, the Partnership announced a quarterly distribution of $1.055 per unit ($4.22 annualized) on ETP common units for the quarter ended December 31, 2015. The cash distribution will be paid on February 16, 2016, to unitholders of record as of the close of business on February 8, 2016.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Description of the Exhibit
Exhibit 99.1	Energy Transfer Partners, L.P. Press Release, dated January 27, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By:    Energy Transfer Partners GP, L.P., its general partner
By:     Energy Transfer Partners, L.L.C., its general partner

By: /s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer
Dated: January 28, 2016

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
Exhibit 99.1	Energy Transfer Partners, L.P. Press Release, dated January 27, 2016.